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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of
The Securities Exchange Act of 1934 (Amendment No.        )

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CITIZENS BANCORP

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CITIZENS BANCORP
275 Southwest Third Street
Corvallis, Oregon 97333
March 23, 2006
To the Shareholders of Citizens Bancorp:
     We cordially invite you to attend the 2006 Annual Shareholders Meeting of Citizens Bancorp to be held on Tuesday, April 18, 2006 at 7:00 p.m. in the lobby of the main office of Citizens Bank, located at 275 Southwest Third Street, Corvallis, Oregon.
     Your vote is important. Whether or not you plan to attend the annual meeting, we hope that you will vote as soon as possible. We encourage you to promptly complete and return the enclosed proxy card; if you attend the meeting in person, you may withdraw your proxy and vote your shares.
     Further information regarding voting rights and the business to be transacted at the annual meeting is included in the accompanying Proxy Statement.
     I invite you to stay for refreshments following the meeting. Your continued interest in and support of Citizens Bancorp is truly appreciated.
     We look forward to seeing you at the meeting.
Respectfully yours,

William V. Humphreys, Sr.
President and Chief Executive Officer

CITIZENS BANCORP
275 Southwest Third Street
Corvallis, Oregon 97333
(541) 752-5161
Notice of Annual Meeting of Shareholders

TIME	7:00 p.m. on Tuesday, April 18, 2006

PLACE	Lobby of Citizens Bank Main Office, 275 Southwest Third Street, Corvallis, Oregon

ITEMS OF BUSINESS	(1) To elect three directors to a three-year term and one director to a one-year term.

(2) To transact such other business as may properly come before the meeting and any adjournment thereof.

RECORD DATE	You are entitled to vote at the annual meeting and at any adjournments or postponements thereof if you were a shareholder at the close of business on Wednesday, March 1, 2006.

VOTING BY PROXY	Please submit your proxy card as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions in the Proxy Statement and on your enclosed proxy form.

By Order of the Board

William V. Humphreys, Sr.
President and CEO
This proxy statement and the accompanying proxy card are being distributed on or about
March 23, 2006

 i

PROXY STATEMENT
INFORMATION RELATING TO THE MEETING
     Meeting Information. This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about March 23, 2006, for use in connection with the Annual Meeting of Shareholders of Citizens Bancorp to be held on Tuesday, April 18, 2006. In this Proxy Statement, the term “Bancorp” or “Company” refers to Citizens Bancorp, and the “Bank” refers to Citizens Bank. In certain circumstances, “Bancorp” may also refer to Citizens Bancorp and the Bank, collectively.
     Solicitation of Proxies. The Board of Directors is soliciting shareholder proxies, and we will pay the associated costs. Solicitation may be made by our directors and officers and by employees of our subsidiary, Citizens Bank. In addition, if necessary, we may engage an outside proxy solicitation firm to render proxy solicitation services. If we do, we will pay a fee for such services. Solicitation may be made through the mail, or by telephone, facsimile, or personal interview.
     Record Date. If you were a shareholder on March 1, 2006, you are entitled to vote at the Annual Meeting. There were approximately 4,740,103 shares of common stock outstanding on the Record Date.
     Quorum. The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. Both votes withheld and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.
     Voting Requirement to Approve Matters Presented.
     Election of Directors. The three nominees for election as directors at the Annual Meeting with three-year terms to expire in 2009 who receive the highest number of affirmative votes will be elected. The one nominee for the term to expire in 2007 upon receiving the highest number of affirmative votes will be elected. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from directors as a group, or for each individual nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.
     Voting of Proxies. Shares represented by properly executed proxies that are received in time and not revoked will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the persons named in the proxy will vote the shares represented by the proxy FOR the director nominees listed in this Proxy Statement. Any proxy given by a shareholder may be revoked before its exercise by (1) giving notice to us in writing, (2) delivering to us of a subsequently dated proxy, or (3) notifying us at the Annual Meeting before the shareholder vote is taken.
     Voting of Proxies by Shareholders of Record and by Beneficial Owners. A portion of Bancorp shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.
     Shareholders of Record. If your shares are registered directly in your name, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent to you by Bancorp through its transfer agent, Citizens Bank. As the shareholder of record, you have the right to grant your voting proxy directly to Bancorp or to vote in person at the annual meeting. Bancorp has enclosed a proxy card for you to use.
     Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote. Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares.

Voting in Person at the Annual Meeting.
     Shareholders of Record. Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting. If you choose to vote your shares in person at the annual meeting, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the annual meeting.
     Beneficial Owner. Shares held in street name may by voted in person by you only if you bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on the record date.
BUSINESS OF THE MEETING
     The only matter that is being presented for consideration by our shareholders at the annual meeting is the election of directors. The Board is not aware of any other matters to be brought before the meeting.
Proposal No. 1 – Election of Directors
General
     Our Articles of Incorporation allow the Board to set the number of directors on the Board within a range of eight to twelve. The Board has set the number of directors at nine. The Articles also authorize the Board to fill vacancies that occur on the Board, including vacancies that are a result of increasing the number of directors. Bancorp’s board currently consists of nine directors, including Michael A. Butler who was appointed in August 2005. Information regarding their backgrounds and qualifications is set forth below under each of their biographical summaries.
     Directors are elected for terms of three years or until their successors are elected and qualified. Our Articles of Incorporation provide for staggered terms, with approximately one-third of the directors elected each year. Our Articles of Incorporation require that our classes of directors be of as near-equal size as possible. Therefore, Mr. Butler was appointed to our class of directors with a term expiring in 2007.
     Accordingly, our Nominating/Corporate Governance Committee has recommended, and the Board has nominated, Michael Butler for election as director for a one-year term to expire in 2007, and Jock Gibson, James E. Richards and Eric C. Thompson for election as directors for three-year terms to expire in the year 2009. If any of the nominees should refuse or become unable to serve, your proxy will be voted for the person the Board designates to replace that nominee.
Vote Required
     The three nominees for election as directors at the Annual Meeting with three-year terms to expire in 2009 who receive the highest number of affirmative votes will be elected. The nominee for the term to expire in 2007 upon receiving the highest number of affirmative votes will be elected.
     The Board of Directors unanimously recommends a vote “FOR” each of the nominees to the Board.
INFORMATION WITH RESPECT TO NOMINEES
AND OTHER DIRECTORS
     The following tables set forth certain information with respect to the director nominees and the other continuing directors.
Director Nominees

Name	Age as of 3/1/06	Primary Occupation
Term Expiring 2007
Michael A. Butler	50	President of Future B Homes

Name	Age as of 3/1/06	Primary Occupation
Term Expiring 2009
Jock Gibson	64	President, Lochmead Dairy, Inc.; Vice President, Dari Mart Stores

James E. Richards	67	General Manager, Fisher Implement Company

Eric C. Thompson	42	President, Thompson Timber Company; President, TTT Timber, Inc.

Continuing Directors

Term Expiring 2007
Sidney A. Huwaldt	63	Manager, Western States Insurance Agency, Inc.

William V. Humphreys, Sr.	58	President & CEO of Bancorp and Citizens Bank

Term Expiring 2008
Scott A. Fewel	59	Attorney, Fewel & Brewer

Duane L. Sorensen	65	Retired

Rosetta C. Venell	66	Secretary-Treasurer Venell Farms, Inc.; Venell Pellets, Inc. and Mid-Valley Agricultural Products, Inc.
Background of Continuing Directors and Nominees
     The business experience of each of the directors for the past five years is described below. Directors of Bancorp also serve as directors of Citizens Bank.
     Michael A. Butler was appointed to the Board of Bancorp and the Bank in August 2005. Mr. Butler has served as the President of Future B Homes, a residential home building company since 1995. Mr. Butler previously worked as a loan officer for Centennial Bank from 1980 – 1982, before joining US Bank in 1982 as Senior Vice President of Commercial Lending, where he remained until 1995. Mr. Butler graduated from Southern Oregon University with a Business major, and is also a graduate of the Pacific Coast Banking School in Seattle, Washington.
     Scott A. Fewel has been a director of the Bank since 1996 and a director of Bancorp since its formation in 1997. He has practiced law for over 30 years and has spent the last 28 years in private practice with the law firm of Fewel & Brewer in Corvallis, Oregon. Mr. Fewel served as the City Attorney for Corvallis, Oregon from 1971 to 1981 and from 1992 to the present, and currently serves on the Board of Directors of the Benton County Foundation.
     Jock Gibson has served as the Chairman of Bancorp and the Bank since 2000. He has been a director of the Bank since 1993 and of Bancorp since its formation. Mr. Gibson is the President of Lochmead Dairy, Inc., a dairy food processing company, and the Vice President of Dari Mart Stores, a retail grocery. He has been in the dairy food processing and retail business since 1965.
     William V. Humphreys, Sr. has been a director and Bancorp’s President and Chief Executive Officer since its formation and a director and the President and Chief Executive Officer of the Bank since 1996. Mr. Humphreys, Sr. has been in the banking industry since 1968, and for the eight years prior to his employment at Bancorp and the Bank, served as the President of another Oregon community bank.
     Sidney A. Huwaldt has been a member of the Board of Bancorp and the Bank since 2001. He has been the agency acquisition manager of Western States Insurance Agency, Inc. since 2001 and worked in the insurance business since 1979. From 1979 to 2003, he served on the Board of McMinnville Industrial Productions, an industrial development company, and was its President from 1998 to 2000.

     James E. Richards has been a director of the Bank since 1988 and a director of Bancorp since its formation. Mr. Richards has served as the General Manager of Fisher Implement Company, a farm implement distributor in Albany, Oregon since 1964, and has been in the farm implement business since 1964.
     Duane L. Sorensen has been a director of Bancorp and the Bank since 1998. Mr. Sorensen retired in 2000 as President of Waste Control Systems, Inc., a solid waste management company headquartered in Corvallis, Oregon. Prior to his retirement, Mr. Sorensen had served in the waste management business for 24 years.
     Eric C. Thompson has been a director of Bancorp and the Bank since 2000. Mr. Thompson has served as the President of Thompson Timber Company and TTT Timber, Inc., both of Philomath, Oregon since 1987. Mr. Thompson has been in the timber business since 1981, and graduated from Oregon State University with a degree in forest management.
     Rosetta C. Venell has been a director of the Bank since 1981 and a director of Bancorp since its formation. Ms. Venell has served as the secretary-treasurer of Venell Farms, Inc., Venell Pellets, Inc. and Mid-Valley Agricultural Products, Inc., of which she is involved in the daily management of these companies, since 1970. She has been involved in the agriculture business, including farming and seed marketing, since 1957.
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
     The Board of Directors met 12 times during the fiscal year. Each director attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he or she served. Bancorp expects, but does not require the directors to attend annual shareholder meetings. Last year, all of our directors attended the annual shareholder meeting.
     As part of its commitment to good business practices and as a result of the adoption of the Sarbanes-Oxley Act of 2002, the Board has implemented certain corporate governance standards, including maintaining an independent Board. The Board has determined that each member of the Board, except for Mr. Humphreys, who serves as the President and CEO of Bancorp and the Bank, is “independent” as defined by Nasdaq, and that each such director is free of relationships that would interfere with the individual exercise of independent judgment. Our independent directors met twice without management present in 2005.
     The Board of Directors has established, among others, an Audit/Examination Committee and Nominating/Corporate Governance Committee. In addition to Bancorp’s committees, Citizens Bank has established various committees on which directors serve, including a Management Review Committee, Human Resources Committee, Investment/Asset Liability Committee, Lending/CRA Committee and Technology Committee.
     The following table shows the membership of certain committees during the fiscal year 2005.
Committee Membership

Human
Name	Audit		Compensation		Resources		Nominating
Michael Butler	☐		☑		☐		☐
Scott Fewel	☑	*	☑	*	☐		☑
Jock Gibson	☑		☑		☑		☑	*
William Humphreys, Sr.	☐		☐		☑		☐
Sidney Huwaldt	☐		☑		☐		☑
James Richards	☑		☑		☑	*	☑
Duane Sorensen	☑		☑		☐		☑
Eric Thompson	☐		☑		☐		☐
Rosetta Venell	☑		☑		☑		☑

* Chairman

     Audit/Examination Committee. During 2005, the Audit/Examination Committee was comprised of five directors, each of whom was considered “independent” as defined by the Nasdaq listing standards. None of the members meet the definition of “audit committee financial expert” as defined by rules adopted by the Securities and Exchange Commission (“SEC”) under the Sarbanes-Oxley Act of 2002 (“Sarbanes Act”). Although Bancorp may seek in the future to add a director to the Board who could serve on the Committee in this capacity, the Board of Directors believes that the current members, one of whom is a retired Certified Public Accountant, provide an acceptable level of business and financial experience and expertise.
     The Committee operates under a formal written charter originally adopted by the Board of Directors in December 2004. As part of its periodic review of audit committee-related matters, the Audit/Examination Committee has received updates on the relevant requirements of the Sarbanes Act and the revised rules of the SEC. Even though Bancorp is currently not listed on Nasdaq, the Audit Committee has also considered the corporate governance listing standards of Nasdaq in creating its charter. A copy of the charter is attached to this Proxy Statement as Appendix A.
     The Audit/Examination Committee is responsible for the oversight of the quality and integrity of Bancorp’s financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent auditors, the performance of its internal audit function and independent auditors and other significant financial matters. It is the responsibility of management to prepare Bancorp’s financial statements and to maintain internal controls over the financial reporting process. In discharging its duties, the Committee, among other things:
o	has the sole authority to appoint, retain, compensate, oversee, evaluate and replace the independent auditors;

o	reviews and approves the engagement of Bancorp’s independent auditors to perform audit and non-audit services and related fees;

o	meets independently with Bancorp’s internal auditing department, independent auditors and senior management;

o	reviews the integrity of Bancorp’s financial reporting process;

o	reviews Bancorp’s financial reports and disclosures submitted to bank regulatory authorities; and

o	maintains procedures for the receipt, retention and treatment of complaints regarding financial matters.
     The Audit Committee held seven meetings during the year.
     Management Review Committee. During 2005, the Management Review Committee (“Compensation Committee”) was comprised of eight directors, each of whom is considered “independent” as defined by the Nasdaq listing standards. The Committee reviews the performance of the Chief Executive Officer and determines, approves and reports to the Board on the elements of his compensation and long-term equity based incentives and recommends, if appropriate, revisions to the compensation and benefit arrangements for directors. The Committee has not adopted a formal charter. The Compensation Committee met once during 2005.
     Human Resources Committee. In addition to the Management Review Committee, the Bank has a Human Resources Committee whose function is to review the performance of the executive officers of the Bank, and determine, approve and report to the Board on the elements of their compensation and long-term equity based incentives. In addition, the Human Resources Committee:
o	recommends, if appropriate, new employee benefit plans to the Board of Directors;

o	reviews all employee benefit plans; and

o	make determinations in connection with compensation matters as may be necessary or advisable.
     The Human Resources Committee has not adopted a formal charter. The Committee met once during the year for the purposes of reviewing salary and incentive compensation for certain executive officers, and reviewing and recommending to the full Board stock option grants for other officers. The Human Resources Committee also approves the profit sharing contribution and the bonus pool amount awarded to all employees.

     Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee (“Nominating Committee”) is comprised of six directors, each of whom is considered “independent” as defined by the Nasdaq listing standards. The Committee is responsible for recommending a slate of directors for election at Bancorp’s annual meeting and appointing directors to fill vacancies as they occur. It is also responsible for (i) considering the appropriate Board size and committee structure and appointments; and (ii) developing and reviewing corporate governance principles applicable to Bancorp and its subsidiary. The Committee operates under a formal written charter approved by the Board of Directors in December 2004, a copy of which can be accessed on Citizens Bank’s website at www.citizensebank.com.
     The Nominating Committee will consider nominees recommended by shareholders, provided that the recommendations are made in accordance with the procedures described in this Proxy Statement under “Shareholder Proposals and Director Nominations.” The Committee evaluates all candidates, including shareholder-proposed candidates, using generally the same methods and criteria, although those methods and criteria are not standardized and may vary from time to time. The Nominating Committee is authorized to establish guidelines for the qualification, evaluation and selection of new directors to serve on the Board. We do not anticipate that the Committee will adopt specific minimum qualifications for Committee-recommended nominees, but that the Committee will instead evaluate each nominee on a case-by-case basis, including assessment of each nominee’s business experience, involvement in the communities served by Bancorp, and special skills. The Nominating Committee will also evaluate whether the nominee’s skills are complimentary to existing Board members’ skills, and the Board’s need for operational, management, financial, technological or other expertise, as well as geographical representation of Bancorp’s market areas.
Corporate Governance
     The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. Bancorp operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. The Sarbanes Act was signed into law in 2002 and, among other things, establishes or provides the basis for a number of corporate governance standards and disclosure requirements. The SEC has issued additional rules to implement the Sarbanes Act. In addition, Nasdaq adopted changes to its corporate governance and listing standards. To that end, over the course of several months, the Board has reviewed Bancorp’s governance policies and practices against those suggested by various groups or authorities active in corporate governance and practices of other companies, as well as the requirements of the Sarbanes Act, related SEC rules and the new listing standards of Nasdaq. As a result, we have taken steps to implement these rules and listing standards. In particular, we have:
o	established a Nominating/Corporate Governance Committee;

o	adopted a Nominating/Corporate Governance Committee Charter; and

o	adopted a Code of Ethics for our senior financial officers (which includes our Chief Executive Officer).
     You can access our current Audit and Nominating/Corporate Governance Committee charters and Code of Ethics by visiting Citizen Bank’s Website at (www.citizensebank.com), or by writing to: Citizens Bancorp, c/o the Corporate Secretary, P. O. Box 30, Corvallis, Oregon 97339.
Communication with the Board of Directors
     Bancorp and the Board of Directors welcome communication from shareholders and other interested parties. Communications may be made by writing to the Chairman of the Board, c/o the Corporate Secretary, Citizens Bancorp, P. O. Box 30, Corvallis, Oregon 97339. A copy of such written communication will also be sent to Bancorp’s CEO. If the Chairman and the CEO determine that such communications are relevant to and consistent with Bancorp’s operations and policies, such communications will be forwarded to the entire Board for review and consideration.
Compensation of Directors
     Board Fees. Bancorp does not pay directors who are also employees of Citizens Bank additional compensation for their service as directors. During 2005, each of Bancorp’s directors, who also serve as directors of the Bank, received $1,000 per month, with the exception of the Chairman of the Board who received $2,000 per month, and the Chair of the Audit/Examination Committee, who received $1,500 per month.

EXECUTIVE COMPENSATION
     The following information is provided regarding the compensation paid to the Chief Executive Officer and the four most highly compensated executive officers of Bancorp and/or Citizens Bank, as the case may be, whose compensation exceeded $100,000 in fiscal year 2005. Citizens Bank pays all compensation of the executive officers.
Summary Compensation Table

					Long Term Compensation
	Annual Compensation				Awards		Payouts
				Other	Restricted	Securities
				Annual	Stock	Underlying	LTIP	All Other
Name and Principal		Salary($)		Compensation	Awards	Options/	Payouts	Compensation
Position	Year	(1)	Bonus ($)	($) (2)	($)	SARs(#) (3)	($)	($)
Williams V.	2005	$202,240	$50,000	$0	0	0	$0	$0
Humphreys, Sr.	2004	196,350	35,000	0	0	4,000	0	0
President and CEO	2003	187,000	35,000	0	0	4,400	0	0

Lark E. Wysham	2005	$105,404	$18,000	$0	0	0	$0	$0
Chief Financial	2004	102,334	12,000	0	0	1,500	0	0
Officer	2003	97,461	12,000	0	0	1,650	0	0

William F. Hubel, Jr.	2005	$103,543	$18,000	$0	0	0	$0	$0
Chief Operating	2004	100,528	12,000	0	0	1,500	0	0
Officer	2003	95,742	12,000	0	0	1,650	0	0

Steven R. Terjeson	2005	$99,439	$18,000	$0	0	0	$0	$0
Chief Lending	2004	96,314	12,000	0	0	1,500	0	0
Officer	2003	91,728	12,000	0	0	1,650	0	0

Scott H. Zimbrick	2005	$99,439	$18,000	$0	0	0	$0	$0
Chief Marketing	2004	96,314	12,000	0	0	1,500	0	0
Officer	2003	91,728	12,000	0	0	1,650	0	0

(1)	Includes $24,000 deferred by Mr. Humphreys during 2005 in connection with his Deferred Compensation Plan.

(2)	Does not include amounts attributable to miscellaneous benefits received by executive officers, including an automobile allowance for the CEO and the payment of certain club dues for all named executives. In the opinion of management, the costs to Citizens Bank of providing such benefits to any individual executive officer during the year ended December 31, 2005 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(3)	Represents shares subject to options granted under Bancorp’s stock option plan. Shares for 2003 reflect a 10% stock dividend effective July 2003.
Stock Options
     Option Grants. No stock options were granted to the executive officers named in the “Summary Compensation Table” above, pursuant to Bancorp’s stock option plan during the year ended December 31, 2005.
     Option Exercises. The following table sets forth certain information concerning exercises of stock options pursuant to Bancorp’s stock option plan by the executive officers named in the “Summary Compensation Table” during the year ended December 31, 2005 and stock options held at year end.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND YEAR-END OPTION VALUES

	Shares
	Acquired
	on		Number of		Value of
	Exercise	Value	Unexercised		Unexercised Options at
Name	(1)	Realized	Options at Year End (1)		Year End (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
William V. Humphreys, Sr.	3,300	$22,275	9,800	5,200	$44,166	$9,144
Lark E. Wysham	468	3,218	4,988	2,362	21,561	3,668
William F. Hubel, Jr.	1,452	11,005	4,836	2,362	20,467	3,668
Steven R. Terjeson	1,100	7,425	4,529	2,362	18,747	3,668
Scott H. Zimbrick	1,000	7,005	4,138	2,362	16,419	3,668

(1)	The share amounts have been adjusted to reflect all stock splits and stock dividends

(2)	On December 31, 2005, the closing price of Bancorp’s common stock was $17.95. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be “in-the-money” and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.
Compensation Arrangements
     Over the years, Bancorp and Citizens Bank have adopted certain compensation programs and plans to attract and retain key individuals. Below are summaries of certain compensation programs and plans adopted by Bancorp and/or Citizens Bank which are available to the executive officers listed in the compensation table, and other key employees. These summaries are qualified in their entirety by the individual plans.
     Deferred Compensation Plan
     In 1997, the Bank established a deferred compensation plan for William Humphreys, Sr. under which Mr. Humphreys may defer certain income that would otherwise be taxable as earned and paid in the ordinary course. Mr. Humphreys will be eligible to receive the proceeds from this account, plus interest, in equal installments over a five-year period following his retirement.
     Supplemental Executive Retirement Program
     In 2001, Citizens Bank implemented a supplemental executive retirement program (“SERP”) for those named executive officers (“Executives”) listed in the compensation table to provide retirement benefits to those officers. The SERP is unsecured and unfunded and there are no plan assets. The Bank has purchased single premium Bank-Owned Life Insurance policies (“BOLI policies”) on the lives of the Executives and intends to use income from the BOLI policies to offset SERP benefit expenses.
          The SERP provides the Executives with lifetime retirement benefits generally based on a fixed annual amount of compensation. The maximum fixed amount payable under the SERP to Mr. Humphreys is $100,000; the maximum fixed amount payable to Messrs. Hubel, Terjeson and Zimbrick and Ms. Wysham is $50,000, respectively. The SERP includes a number of restrictions on payment, including a requirement, subject to exception, that the Executive remain employed by Bancorp and/or the Bank for ten years. To receive the maximum amount payable under the SERP, the Executive must also have attained the age of 62 (60 in the event of a change in control, as defined). The SERP includes a number of potential adjustments to the date on which retirement payments are initiated and to the amount of the Executive’s benefit. These potential adjustments include provisions for payments of benefits following the covered executive’s disability for any reason, acceleration of eligibility for benefits in the case of termination related to a change in control, early retirement at a reduced benefit amount, a 2% annual inflation adjustment to benefit payments, and an “Applicable Percentage” schedule, from 0% to 100% of the amount payable, analogous to a ten year vesting schedule. A potential SERP adjustment also includes an elimination of benefits if the covered executive is terminated for cause, or resigns voluntarily, except in certain circumstances, before obtaining a specified early retirement age.
     Associated with the SERP benefit is a death benefit for each Executive’s designated beneficiaries. Beneficiaries designated by an Executive are entitled to a split dollar share of the death proceeds from the life insurance policies on each Executive, which vary depending on the Executive’s age at death, employment status with Bancorp at the time of death, and eligibility to receive SERP payments.
     Stock Bonus Plan
     In 1998 Bancorp adopted the 1998 Stock Bonus Plan (the “Bonus Plan”) that was approved by the shareholders in 1999. The objective of the Bonus Plan is to enable Citizens Bank to attract and retain experienced and able employees, and to provide an incentive to these individuals. Grants of stock under the Bonus Plan may be made to officers and employees of Citizens Bank whom the Board believes have made, or will make an essential contribution to the Bank. Only directors who are also employees of Citizens Bank are eligible to receive stock grants under the Bonus Plan. The Bonus Plan is administered by Bancorp’s Board of Directors, which may adopt or amend rules and regulations for its administration or which may delegate administration to a committee of the Board.
     The grant of stock under the Bonus Plan is at the complete discretion of Bancorp’s Board. Subject to the limitations imposed by the Bonus Plan and by applicable law and regulation, the amount, terms and conditions of all grants under the Bonus Plan are determined by the Board. There are no specific numerical performance criteria to qualify for a stock bonus grant. Bancorp believes that it is in the company’s best interests to reward its employees for company performance over a relatively extended period, in order to avoid undue emphasis on short-term performance and encourage decision-making that will benefit Bancorp in the longer term. Accordingly, Bancorp has granted stock bonus awards to employees upon attaining a certain number of years of service with the Bank. Awards granted under the Bonus Plan may be subject to a vesting schedule as determined by the Board of Directors. All awards granted to date are not subject to vesting requirements.
     Under the Company’s Bonus Plan, 45,365 shares are authorized for distribution, which are adjusted for any stock splits, stock dividends, or other changes in Bancorp’s capitalization. As of December 31, 2005, grants for 280 shares of Bancorp common stock have been made to 39 employees of Citizens Bank under the Bonus Plan, and 45,085 shares remained available for further grant.
Employee Stock and Benefit Plans
     Incentive Stock Option Plan
     In 1998, Bancorp’s Board of Directors adopted the 1998 Incentive Stock Option Plan (“ISOP”), which was approved by the shareholders at the 1999 annual meeting. The ISOP provides for incentive and non-qualified stock options to be granted to officers and key employees of Citizens Bank. Only directors who are also employees of the Bank are eligible to receive options under the ISOP. All incentive stock options granted under the ISOP will expire no more than ten years from the date of grant. Non qualified stock options will expire at such time as fixed by the Board. All options granted must have an exercise price of not less than the fair market value of Bancorp stock at the time of grant. Under the terms of the ISOP, options will be subject to a separate agreement, the terms and conditions of which will determined by the Board of Directors.
     Under the ISOP, 181,460 shares of Bancorp’s common stock are authorized for issuance, subject to appropriate adjustments for any stock splits, stock dividends, or other changes in Bancorp’s capitalization. As of December 31, 2005, options for a total of 177,467 shares were granted under the ISOP and 3,993 shares remained available for future grant.
     Dividend Reinvestment Plan
     In 1997, Bancorp instituted a dividend reinvestment plan which allows for 50% or 100% of the cash dividends paid by Bancorp to be reinvested in shares of Bancorp’s common stock based upon shareholder election. Under the DRIP, 1,732,500 shares are authorized and reserved for issuance. At December 31, 2005, 401,647 shares had been issued.

Report of Audit Committee
         The Audit/Examination Committee (“Audit Committee”) of the Board of Directors makes the following report, which notwithstanding anything to the contrary set forth in any of Bancorp’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.
         The Audit Committee consists of five outside directors, each of whom is determined to be independent for audit committee purposes as defined by the Nasdaq Listing Standards. The Board of Directors has affirmed that each member of the Audit Committee has no material relationship with Bancorp that would jeopardize the director’s ability to exercise independent judgment. The Committee operates under a written charter adopted by the Board of Directors that is attached as Appendix A.
         The Audit Committee provides assistance to the Board of Directors in fulfilling their oversight responsibilities relating to corporate accounting, reporting practices of Bancorp, and the quality and integrity of the financial reports of the corporation. The purpose of the Committee is to serve as an independent and objective party to monitor Bancorp’s financial reporting process and internal control system, review and appraise the audit effort of Bancorp’s independent accountants and internal auditing department, maintain free and open means of communication between the Board of Directors, the independent accountants, financial management, and the internal auditors.
         The Audit Committee is responsible for assuring the independence of the independent auditor and for retention, supervision and termination of the independent auditor. The independent auditor reports directly to the Audit Committee. The Committee must approve all non-audit related engagements awarded to the independent auditor. Such engagements must not impair the independence of the auditor with respect to Bancorp, as prescribed by the Sarbanes-Oxley Act of 2002, thus payment amounts are limited and non-audit related engagements must be approved in advance by the Committee. The Audit Committee determines the extent of funding that the company must provide to it, and has determined that such amounts are sufficient to carry out its duties.
         With respect to the year ended December 31, 2005, in addition to its other work, the Committee:
▪	Met with management and McGladrey & Pullen, LLP to review Bancorp’s accounting functions and reviewed and discussed the audited consolidated financial statements of Bancorp as of December 31, 2005 and the year then ended;
▪	Discussed with McGladrey & Pullen, LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with respect to its review of the findings of the independent auditor during its examination of Bancorp’s financial statements; and
▪	Received from McGladrey & Pullen, LLP the written disclosures required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), and upon discussions with McGladrey & Pullen, LLP regarding that firm’s independence, determined that the provision of non-audit services was compatible with maintaining auditor independence.
        The Committee recommended, based on the review and discussion summarized above, that the Board of Director’s include the audited consolidated financial statements in Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.
Audit/Examination Committee Members
Scott A Fewel (Chairperson) ¿ Jock Gibson ¿ James E. Richards
Duane L. Sorensen ¿ Rosetta C. Venell

Report of the Compensation and Human Resources Committees
     The Compensation and Human Resources Committees of the Board of Directors makes the following report, which notwithstanding anything to the contrary set forth in any of Bancorp’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.
     Responsibility and Composition of the Committee
     The following is a report of the Management Review Committee (“Compensation Committee”) and the Human Resources Committee of the Board of Directors. The Compensation Committee is responsible for reviewing and approving the Chief Executive Officer’s compensation. For all other executive officers, annual compensation is approved by the entire Board of Directors of the Bank based on the recommendations of the Board’s Human Resources Committee, who is also charged with maintaining and administering Bancorp’s compensation programs and employee benefit plans. The Board of Directors has determined that all members of the Compensation Committee meet the independence requirements as defined under the Nasdaq listing standards. Neither of the Committees have adopted a formal written charter.
     The philosophy underlying the establishment and administration of Bancorp’s executive salaries and the annual and long term incentive plans is to attract, motivate and retain highly qualified executive officers in order to enhance long-term shareholder value.
     Compensation Programs and Practices
     Compensation of executive officers consists of a base salary, a discretionary annual bonus and discretionary stock options, as well as health and disability insurance and other non-cash benefits similar to those afforded to all employees of Citizens Bank.
     The Human Resources Committee and the Board of Directors have also put in place a Supplemental Executive Retirement Plan (SERP) which currently benefits William V. Humphreys, Sr., President and Chief Executive Officer; Lark E. Wysham, Executive Vice President and Chief Financial Officer, Scott M. Zimbrick, Executive Vice President and Chief Marketing Officer, Steven R. Terjeson, Executive Vice President and Chief Lending Officer, and William F. Hubel, Executive Vice President and Chief Operating Officer. This plan is a non-qualified plan designed to provide retirement benefits based upon a fixed amount at the time the Plan was implemented. This Plan was implemented as a retention tool for identified key executives.
     The general policy of the Board of Directors and the Compensation and Human Resources Committee in determining executive compensation, including the compensation of the President and Chief Executive Officer, is to attract and retain the highest quality talent to lead Bancorp and Citizens Bank, and to reward key executives based upon their individual performance and the performance of Bancorp and Citizens Bank. The Board believes that providing incentives and rewarding the performance of Bancorp’s and the Bank’s officers enhance the profitability of the organization.
     In setting executive officer compensation, Bancorp does not presently employ quantitative methods, such as basing compensation directly on the achievement of specific numerical performance targets or goals. Compensation for each officer, including the President and Chief Executive Officer, is set individually based on a performance review. The review takes into account such factors as the quality of the officer’s performance for the year, the year over year growth and return on assets achieved by Bancorp and the Bank, and the extent to which, in the ultimate judgment of the Board, the officer has contributed to enhancing shareholder value. Bancorp also collects compensation data from national surveys and peer group banks. This strives to assure that its executive officer compensation levels approximate the median level for peer group banks.
     Chief Executive Officer Compensation
     In determining the 2005 base salary of William V. Humphreys, Sr., the President and Chief Executive Officer of Bancorp and the Bank, the Compensation Committee reviewed relevant peer group compensation surveys of Oregon banking institutions. This information was used with the intent to provide Mr. Humphreys, Sr. with base compensation that is comparable to chief executives of banking institutions comparable to Bancorp and Citizens Bank. Base compensation for other executive officers was determined with reference to the same information. In awarding bonuses, Bancorp and Citizens Bank employs no numerical formulas, and does not guarantee its executive officers that such awards will be made. However, the amount of compensation potentially available for such purposes does depend on Bancorp’s return on assets for the year, its return on shareholders’ equity, and the overall safety and soundness of Bancorp and the Bank as determined by its regulators. The Board’s decisions concerning executive officer bonuses are not based upon the attainment of any specific quantitative performance objectives, but are arrived at depending on the achievement of certain goals set by the Board at the beginning of each fiscal year. These goals included reaching certain levels of return on equity, return on assets and asset growth, on overall operational efficiency and safety and soundness.
     In establishing Mr. Humphrey’s compensation for 2005, the Compensation Committee used the executive compensation components described above. The Committee considered the Company’s return on assets and asset growth, return on shareholder, and overall safety and soundness as determined by its regulators. Considering all of these factors, which were not specifically weighted, during 2005 the Committee recommended, and the Board approved, an increase in Mr. Humphrey’s salary to $202,240 and awarded a 2005 performance bonus of $50,000 (expensed in 2005, but paid in 2006.) For the year 2005, Mr. Humphrey’s cash compensation (salary and bonus) totaled $252,240, a 9.03% increase when compared to 2004 total cash compensation of $231,350.
     401(k) Profit Sharing and Retirement Plan
     The Bank’s 401(k) Profit Sharing and Retirement Plan (“401(k) Plan”) covers substantially all employees who have completed one year of service. Under the 401(k) Plan, qualified participants may defer a percentage of their compensation, the dollar amount of which may not exceed the limit governed by law. Contributions by the Bank are made at the discretion of the Board of Directors. For 2005, the Bank contributed $400,079 to the 401(k) for eligible employees. As a condition to the SERP, executives waived the discretionary contributions by the Bank under the 401(k) Plan.
     Employee Bonus Plan
     The Bank also has a discretionary Bonus Plan for all employees. The amount of bonus paid is determined at the end of the year by the Board of Directors. For the fiscal year 2005, the Bank paid bonuses in the aggregate of $370,000.
     The overall philosophy of the Compensation and Human Resources Committees is to be generally competitive with base salaries, but to provide generous incentive compensation for exceptional performance relative to established financial goals. The Committees and the Board of Directors believe that aligning incentive compensation awards with exceptional performance relative to specific financial goals will ultimately enhance long-term shareholder value.
Compensation Committee Members
Jock Gibson (Chairperson) ¿ Michael E. Butler ¿ Scott A. Fewel ¿ James E. Richards
Duane L. Sorensen ¿ Eric C. Thompson ¿ Sidney A Huwaldt ¿ Rosetta C. Venell
Human Resources Committee Members
James E. Richards (Chairperson) ¿ Jock Gibson ¿ William Humphreys, Sr. ¿ Rosetta Venell

STOCK PERFORMANCE GRAPH
     The following graph compares the yearly cumulative total return of Bancorp’s common stock over a five-year measurement period with the yearly cumulative total return on the stocks included in the Nasdaq U.S. Stocks Index and the Nasdaq Bank Index, each as reported by the Center for Research in Security Prices. In addition, for 2005, Bancorp added the (i) SNL S&P 500 (ii) SNL Bank Index and (iii) SNL Nasdaq Bank Index as indices to the performance graph. These additional indexes were added because Bancorp intends to use SNL Financial LC as the source for future stock graphs. This comparison assumes $100 was invested on December 31, 2000 in Bancorp’s common stock and the comparison groups. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.
Citizens Bancorp

Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Citizens Bancorp	100.00	126.81	132.48	184.20	188.78	188.27
S&P 500*	100.00	88.11	68.64	88.33	97.94	102.74
SNL Bank Index*	100.00	101.00	99.26	124.93	140.00	141.91
SNL NASDAQ Bank Index*	100.00	108.85	111.95	144.51	165.62	160.57
NASDAQ US	100.00	124.93	127.93	164.57	188.33	183.94
NASDAQ Bank Stocks	100.00	108.27	110.86	142.62	163.22	159.40

* Source : SNL Financial LC, Charlottesville, VA
The stock performance data for Bancorp is based solely on prices reported to Bancorp for specific transactions between buyers and sellers who informed Bancorp of specific transactions. There was and is no established market for the common stock of Bancorp, and its common stock is not listed on any exchange or other trading or quotation system. Stock performance data for Bancorp may not represent all transactions in the shares traded for the periods in question, and no assurance can be given as to the accuracy of reported prices as the prices were not independently verified. The data is based on prices for actual sales transactions only, and excludes offers to buy or offers to sell.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     The following tables set forth information as of January 31, 2006, regarding the shares of Bancorp common stock beneficially owned by (i) each director and nominee of the Bank, (ii) the executive officers of the Bank named in the summary compensation table, above, (iii) all persons who are beneficial owners of five percent or more of Bancorp’s common stock; and (iv) all directors and executive officers of Bancorp and/or the Bank as a group. Except as otherwise noted, Bancorp believes that the beneficial owners of the shares listed below, based on information furnished by such owners, have or share with a spouse voting and investment power with respect to the shares. Beneficial ownership is determined under the rules of the SEC and includes shares that could be acquired within 60 days through the exercise of an option or other right. All share numbers and prices have been adjusted for applicable stock splits and stock dividends.
Directors and Named Executive Officers

	Number of Shares of		Percentage of Outstanding
Name and Position	Common Stock Owned(1)		Common Stock(1)
Directors
Jock Gibson, Chairman	34,579	(2)	*
William V. Humphreys, Sr., Director, President and CEO of Bancorp and the Bank	23,689	(3)	*
Michael A. Butler, Director	511	(2)	*
Scott A. Fewel, Director	8,360	(4)	*
Sidney A. Huwaldt, Director	4,774	(5)	*
James E. Richards, Director	25,824	(6)	*
Duane L. Sorensen, Director	23,385	(7)	*
Eric C. Thompson, Director	536,493	(8)	11.32%
Rosetta C. Venell, Director	81,596	(9)	1.72%

* Represents less than one percent

(1)	Includes shares subject to options that could be exercised within 60 days as follows: 9,800 shares for Mr. Humphreys.

(2)	All shares are held jointly with spouse.

(3)	Includes 10,494 shares held in the name of a spousal trust, over which Mr. Humphreys, Sr. has voting and investment power as a trustee and 3,395 shares held jointly with Mr. Humphrey’s spouse.

(4)	Includes 3,821 shares held jointly with Mr. Fewel’s spouse and 4,539 shares held by Mr. Fewel’s spouse, as to which Mr. Fewel disclaims beneficial ownership.

(5)	All shares held in revocable living trusts over which Mr. Huwaldt has voting and investment power as a trustee.

(6)	All shares held in the name of a spousal trust, over which Mr. Richards has voting and investment power as a trustee.

(7)	All shares held in the name of a family limited partnership, over which Mr. Sorensen has voting and investment power.

(8)	Includes 293,979 shares owned by a corporation of which Mr. Thompson is an officer and shareholder; 5,693 shares held in the Thompson Foundation, for which Mr. Thompson and other Thompson family members serve as directors; 8,324 shares held by Mr. Thompson’s spouse as a custodian for a minor child; 18,350 shares held by Mr. Thompson as a custodian for minor children, of which Mr. Thompson disclaims beneficial ownership; and 14,283 shares held in an IRA.

(9)	Includes 30,663 shares held by spouse as to which Ms. Venell disclaims beneficial ownership and 5,129 shares held as a custodian for the benefit of minor grandchildren, over which Ms. Venell shares voting and investment power.

Executive Officers
     In addition to their stock ownership, the following table includes information with respect to the five-year employment history and age of the executives listed below. All of the following executive officers have worked for the Bank at least five years.

		Percentage of
	Number of Shares of	Outstanding
Name, Position with Bank, and Age	Common Stock Owned (1) (2)	Common Stock
William F. Hubel, Jr. EVP & Chief Operating Officer, 50	6,288	*
Steven R. Terjeson, EVP & Chief Lending Officer, 49	5,660	*
Lark E. Wysham, EVP & Chief Financial Officer, 56	6,994	*
Scott M. Zimbrick, EVP & Chief Marketing Officer, 50	7,426	*

Officers & Directors as a Group (13 Individuals)	765,578	16.15%

*	Represents less than one percent
(1)	Includes shares subject to options exercisable within 60 days as follows: Messrs. Hubel, Jr. 4,836 shares; Terjeson 4,529 shares; Zimbrick 4,138 shares; Ms. Wysham 4,988 shares, and 28,291 shares held by officers and directors as a group.

(2)	All shares shown for Messrs. Hubel and Terjeson are owned jointly with their respective spouses, with whom each share voting and investment power. Shares shown for Ms. Wysham include 1,857 shares held in a trust over which she shares voting and investment power, and 149 shares held in an individual retirement account for the benefit of Ms. Wysham. Shares for Mr. Zimbrick include 3,277 shares owned jointly with his spouse, with whom he shares voting and investment power.
Principal Shareholder Owning 5%
     The Thompson Family, consisting of former director Gene N. Thompson, his wife and their three children, Courtenay A. Thompson, Gina L. Morrow and Eric C. Thompson (who is also a current director of Bancorp) are each beneficial owners of over 5% of Bancorp’s common stock. The address for mailing purposes for each of the named individuals is c/o Citizens Bank, P. O. Box 30, Corvallis, Oregon 97339.

Name	Number of Shares		% of Shares
Gina L. Morrow	472,502	(1)	9.97%
Courtenay A. Thompson	451,486	(2)	9.53%
Eric C. Thompson	536,493	(3)	11.32%
Gene N. Thompson	439,545	(3)	9.27%

(1)	Includes 293,979 shares owned by a corporation of which Ms. Morrow and other reporting family members are directors and/or executive and shareholders, and 20,986 shares held as custodian for the benefit of minor children for which she disclaims beneficial ownership. The shares owned by the corporation are considered beneficially held by Gene Thompson, Eric Thompson and Courtenay Thompson.

(2)	Includes 1,870 shares held by Ms. Thompson’s spouse, 293,979 shares owned by a corporation of which Ms. Thompson and other reporting family members are directors and/or executive and shareholders, and 1,200 shares held as custodian for the benefit of minor children for which she disclaims beneficial ownership. The shares owned by the corporation are considered beneficially held by Gene Thompson, Eric Thompson and Courtenay Thompson.

(3)	Includes 293,979 shares owned by a corporation of which Eric Thompson and Gene Thompson, respectively, their respective spouses, and other reporting members are directors, and/or executive officers, 5,693 shares held in a family foundation in which Eric Thompson and Gene Thompson serve as directors; 18,350 and 98,605 shares, respectively, held as custodian for the benefit of minor children for which they disclaim beneficial ownership; 8,324 shares held as custodian for the benefit of minor children by Eric Thompson’s spouse, and 4,581 shares held by Gene Thompson’s spouse, which each respectively disclaim beneficial ownership. The shares owned by the corporation are considered beneficially held by Eric Thompson, Gene Thompson, Gina L. Morrow and Courtenay Thompson, and the shares owned by the family foundation are also considered beneficially held by Gene Thompson and Eric Thompson.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     During 2005 certain directors and executive officers of Bancorp and Citizens Bank, and their associates, were customers of Citizens Bank, and it is anticipated that such individuals will continue to be customers of Citizens Bank in the future. All transactions between Citizens Bank and its executive officers and directors, and their associates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, did not involve more than the normal risk of collect ability or present other unfavorable features.
COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS
     Section 16(a) of the Securities Exchange Act of 1934 requires that all of our executive officers and directors and all persons who beneficially own more than 10 percent of our common stock file reports with the SEC regarding beneficial ownership of Bancorp stock. We have adopted procedures to assist our directors and executive officers in complying with the Section 16(a) filings.
     Based solely on our review of the copies of the filings that we received for the fiscal year ended December 31, 2005, or written representations from certain reporting persons, we believe that all reporting persons made all filings required by Section 16(a) on a timely basis.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     McGladrey & Pullen LLP, independent registered public accounting firm, performed the audit of our consolidated financial statements, which include our subsidiary Citizens Bank, for the year ended December 31, 2005.
Fees Paid to Independent Registered Public Accounting Firm
     The firm of McGladrey & Pullen LLP (“McGladrey”) performed the audit of the consolidated financial statements of Bancorp and its subsidiary for the year ended December 31, 2005. Shareholders are not required to take action on the selection of the public accountants. A representative of McGladrey is expected to be present at the Annual Meeting to make a statement, if desired, and to be available to respond to appropriate questions.
     The following table sets forth the aggregate fees charged to Bancorp by McGladrey, for audit services rendered in connection with the audited consolidated financial statements and reports for the 2005 and 2004 fiscal years and for other services rendered during the 2005 and 2004 fiscal years.

Fee Category	Fiscal 2005	% of Total	Fiscal 2004	% of Total
Audit Fees	$73,756	85.8%	$61,121	81.6%
Audit-Related Fees	4,503	5.2%	1,796	2.5%
Tax Fees	7,642	9%	8,365	11.1%
All Other Fees	—	—	3,618	4.8%
Total Fees	$85,901	100%	$74,900	100%

     Audit Fees. Consists of fees billed to Bancorp for professional services rendered by McGladrey in connection with the audit of our financial statements and review of financial statements included in Bancorp’s Form 10-Q’s or services by McGladrey in connection with statutory or regulatory filings or engagements.

     Audit-Related Fees. Consists of fees relating to the review of internal control documentation.
     Tax Fees. Consists primarily of fees for professional services provided for tax compliance, income tax return filings and tax advice during fiscal year 2005.
     All Other Fees. There were no fees for services not included above for the fiscal year ended 2005. Fees incurred in 2004 related to the audit of Citizens Bank, as the transfer agent for the Company.
     Bancorp’s internal operational audit for 2005 was performed by the independent accounting firm of Moss Adams LLP.
     In considering the nature of the services provided by McGladrey, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with McGladrey and Bancorp management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement Sarbanes-Oxley, as well as the American Institute of Certified Public Accountants.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
     The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, compliance services, consulting services and other services. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval to its chairman or one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting.
OTHER BUSINESS
     The Board knows of no other matters to be brought before the shareholders at the annual meeting. If other matters are properly presented for a vote at the annual meeting, the proxy holders will vote shares represented by properly executed proxies in their discretion in accordance with their judgment on such matters.
SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Shareholder Proposals
     Shareholders may present matters for consideration at any annual meeting of Bancorp. In order for a shareholder proposal to be raised from the floor, written notice much be received by Bancorp not later than the close of business on the thirtieth (30th) calendar day before the date of the meeting and must contain the following information (a) a brief description of each matter desired to be brought before the meeting and the reason for conducting such business at the meeting; (b) the name and address of the proposing shareholder; (c) the class and number of shares of stock of Bancorp which are beneficially owned by the proposing shareholder; and (d) an material interest of the shareholder in the business proposed. Bancorp did not receive written notice of any shareholder proposal within this timeframe.
     2007 Annual Meeting. Proposals by shareholders to transact business at Bancorp’s 2007 annual meeting must be delivered to Bancorp no later than November 23, 2006, in order to be considered for inclusion in Bancorp’s proxy statement and proxy card, and must contain the information set forth in (a) – (d) above. Such proposals need to comply with the SEC’s regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. In addition, if we receive notice of a shareholder proposal after February 14, 2007, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposal.
Director Nominations
     In order for a shareholder to nominate a director for consideration at the annual meeting, it is necessary that Bancorp receive written notice not later than the close of business on the thirtieth (30th) calendar day before the date of the meeting. Your notice should contain the information set forth in (a) – (d) above, in addition to the following: as for each person whom the shareholder proposed to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock. if any, of Bancorp which are beneficially owned by such person, (iv) the proposed nominee’s written consent, and (v) any other information relating to such person that is required to be disclosed or is otherwise required by any applicable law.

ANNUAL REPORT TO SHAREHOLDERS
     Any shareholder may obtain without charge a copy of our Annual Report on Form 10-K filed with the SEC under the Securities Exchange Act of 1934 for the year ended December 31, 2005, including financial statements. Written requests for the Form 10-K should be addressed to Lark E. Wysham, Chief Financial Officer, P. O. Box 30, Corvallis, Oregon 97339. Bancorp’s filings with the Securities and Exchange Commission are also available on Citizens Bank’s website at www.citizensebank.com or on the website maintained by the SEC at www.sec.gov.

March 23, 2006	BY ORDER OF THE BOARD OF DIRECTORS

William V. Humphreys, Sr.
President and CEO
Delivery of Documents to Stockholders Sharing an Address
     In some cases, only one copy of this Proxy Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written request, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. To request a separate delivery of these materials now or in the future, a stockholder may submit a written or oral request to the Chief Financial Officer at the address and number written above. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of either the Proxy Statement or the Annual Report and who would rather receive a single copy of such materials may instruct us accordingly by directing their request to us in the manner provided above.
WE URGE YOU TO SIGN AND RETURN YOUR PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

Citizens Bancorp
Citizens Bank
Audit Committee Charter
SCOPE
It is the responsibility of the Board of Directors of Citizens Bancorp and its subsidiary, Citizens Bank (the “Company”) to ensure the protection of the Company’s assets and to deter any practice that could be concluded to be unsafe and unsound. The Audit Committee is appointed by the Board of Directors to assist in monitoring the integrity of the financial statements of the Company, compliance by the Company with applicable legal and regulatory requirements and the independence and performance of the Company’s financial auditors. This Charter addresses the responsibilities for overseeing the financial reporting process and assuring the objectivity of independent audits.
MEMBERS
The Board of Directors shall at all times maintain an Audit Committee whose membership will consist of only non-insider (independent) directors. The membership shall consist of at least three independent Board members and shall designate one member as Chairperson. For purposes here of, “independent” shall mean a director who meets the independence of (i) the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or (ii) a national securities exchange, in either case as approved by the Securities and Exchange Commission (“SEC”), as such requirements may be modified or supplemented from time to time. This Committee shall maintain minutes of its meetings, and shall provide minutes of its meeting to the full Board of Directors.
The SEC has adopted rules requiring disclosure of whether or not an Audit Committee has at least one “audit committee financial expert” within the meaning of rules promulgated under the Sarbanes-Oxley Act of 2002. This disclosure will be required in the Company’s filings for fiscal years ending after December 15, 2003. The Audit Committee, in cooperation with the Board, will appoint a director who meets the criteria of an “audit committee financial expert”. The “audit committee financial expert” criteria are set forth in Exhibit A.
AUTHORITY
The Audit Committee shall have all necessary and appropriate authority to perform its duties and fulfill its obligations as set forth in its Charter. As set forth under “DUTIES AND RESPONSIBILITIES”, the Audit Committee will, among other things, be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent financial auditors, including resolution of any disagreements between management and the independent financial auditors regarding financial reporting. The Company’s independent financial auditors will report directly to the Audit Committee. The Audit Committee will determine, in its capacity as a committee of the Board, the appropriate funding necessary to compensate any accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review, or attest services for the Company, and will work with the Board as a whole to ensure that such funds are provided and approved pursuant to the Company’s responsibility to do so.
While the Audit Committee has the responsibilities and powers set forth in the Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent financial auditor.
MEETINGS
The Audit Committee shall meet as often as may be necessary or appropriate in its judgment, generally four times each year, either in person or telephonically. The Audit Committee shall meet in executive session with the outside auditors at least annually. The Audit Committee shall also meet in executive session with the Bank’s compliance officer at least annually. The Audit Committee shall report to the full Board of Directors with respect to its meetings. The majority of the Audit Committee shall constitute a quorum.
OUTSIDE ADVISORS AND INVESTIGATIONS
The Audit Committee will have the authority to retain legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Additionally, the Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to retain outside advisors to assist it in the conduct of any investigation. The Audit Committee will determine, in its capacity as a committee of the Board, the appropriate funding necessary to compensate any advisors to the Audit Committee, and will work with the Board as a whole to ensure that such funds are provided pursuant to the Company’s responsibility to do so.
DUTIES AND RESPONSIBILITIES
General
The Audit Committee shall:
•	Review the annual audited financial statements with the Company’s management including any issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

•	Review any management letter issued by the independent financial auditor along with management’s response made in connection with the preparation of the Company’s financial statements.
•	Review with management the Company’s quarterly 10Q and annual 10K financial statement. Review any comments by the independent financial auditor on the 10Q and 10K.

•	Review major changes to the Company’s auditing and accounting principles and practices as suggested by an independent financial auditor, internal auditors, or management.

•	Review the Audit Committee report as required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	Maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding financial statement disclosures, accounting, internal controls, or auditing matters, and the confidential, anonymous submission by employees of the Company regarding the same. Such procedures are set forth in Exhibit B.

•	Be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent financial auditors. The Company’s independent financial auditors will report directly to the Audit Committee.

•	Pre-approve all financial auditing engagements and permissible non-audit services to be provided to the Company by the Company’s independent financial auditors, except for certain de minimus services as defined in the Sarbanes-Oxley Act of 2002. A description of non-audit services and de minimus services is set forth in Exhibit C.

•	Meet with the independent financial auditors during the year to review the overall audit plan.

•	Review results of external audits, audit findings, and audit recommendations.

•	Review all supervisory examination reports, including management’s response to such reports.

•	Select the external financial auditor and authorize the engagement letter (subject to approval by the full Board of Directors) for the study, evaluation and testing of internal procedures and controls, except for certain de minimus services as defined in the Sarbanes-Oxley Act of 2002. A description of non-audit services and de minimus services is set forth in Exhibit C.
Exhibit A
Audit Committee Financial Expert1
A person who has, through education and experience:
•	An understanding of generally accepted accounting principles and financial statements.

•	The ability to assess the general application of such principles to the accounting for estimates, accruals, and reserves.

•	Experience preparing, analyzing, or evaluating financial statements of a breadth and level of accounting complexity generally comparable to that expected to be present in the Company’s financial statements, or experience in actively supervising others engaged in such activities.

•	An understanding of internal controls and procedures over financial reporting.

•	An understanding of Audit Committee functions.
To qualify, such an individual must have gained the foregoing attributes through any of the following means:
•	Education and experience (1) in a position as a principal financial or accounting officer, controller, public accountant, or auditor, or (2) in a position involving similar functions.

•	Experience in actively supervising a principal financial or accounting officer, controller, public accountant, or auditor, or an individual performing similar functions.

•	Experience in overseeing or assessing companies or public accountants in the preparation, auditing, or evaluation of financial statements.

•	Other relevant means

1 Item 401(h) of SEC Regulation S-K contains a safe harbor clarifying that (1) a person determined to be an Audit Committee financial expert will not be deemed an “expert” for any other purpose under the securities laws, (2) the designation and identification as an Audit Committee financial expert does not impose greater duties, obligations, or liability on that individual and (3) the designation and identification of a person as an Audit Committee financial expert does not affect the duties, obligations, or liability of any other members of the Audit Committee or the Board of Directors at large.

Exhibit B
Complaint Procedures
The Company shall forward to the Audit Committee of the Board of Directors (the “Committee”) any complaints that it receives regarding financial statement disclosures, accounting, internal controls, or auditing matters (“Financial Disclosure Matters”).
Any Company employee may submit, on a confidential, anonymous basis (if the employee so desires), any concerns regarding Financial Disclosure Matters by setting their concern(s) in writing and mailing the complaint to the Chair of the Audit Committee. If the employee wishes to discuss the matter with the Committee, they should indicate this in the complaint and provide contact information.
The Committee shall review and consider each complaint it receives and take appropriate action in order to respond.
Exhibit C
Non-Audit and De Minimus Services
Prohibited Non-Audit Services
The following non-audit services may not be performed for the Company by any accounting firm (or any affiliated person of such accounting firm) that performs any audit for the Company under the Securities Exchange Act of 1934 or under the rules of the Public Company Accounting Oversight Board (“PCAOB”).
•	Management functions or human resources;

•	Financial information systems design and implementation;

•	Internal auditing outsourcing services;

•	Bookkeeping or other services related to the accounting records or financial statements of the Company;

•	Actuarial services;

•	Appraisal or valuation services, fairness opinions, or contributed-in-kind reports;

•	Broker or dealer, investment advisor, or investment banking services;

•	Legal services and expert services unrelated to the audit, and

•	Any other service that PCAOB determines, by regulation, is impermissible.
These prohibitions shall apply unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.
De Minimus Services
Non-audit services, including tax services that are not described in the list above may be provided by the Company’s independent auditors, only if the activity has been approved in advance by the Committee. However, such pre-approval will not be required with respect to the provision of non-audit services for the Company, if:
•   The aggregate amount of all such non-audit services provided to the Company does not exceed more than 5% of the total amount of revenues paid by the Company to such independent auditors during the fiscal year in which the non-audit services were provided;
•   Such services were not recognized by the Company at the time of the engagement to be non-audit services; and
•   Such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Committee or the Board of Directors.

CITIZENS BANCORP — VOTING PROXY
I (we), whose signature(s) appear on the reverse side of this proxy, hereby appoint Rosetta C. Venell and Lark E. Wysham and each of them as proxies to vote all shares of stock of Citizens Bancorp that I (we) would be entitled to vote at the Annual Meeting of shareholders of Citizens Bancorp, to be held on April 18, 2006 at 7:00 p.m. Pacific Time, in Corvallis, Oregon, and at any adjournments thereof, with all powers I (we) would have if personally present, and as instructed below. This proxy is to be voted as specified below, or if no selections are made, shall be voted FOR the proposal shown. This proxy may also be voted in management’s discretion on any other matters coming before the Annual Meeting.
ELECTION OF DIRECTORS — Management’s Nominees

Nominee With Term Expiring 2007	Nominees With Terms Expiring 2009

Michael A. Butler	Jock Gibson
Eric C. Thompson
James E. Richards

FOR all nominees	WITHHOLD AUTHORITY

(except as indicated)	for all nominees
To vote against an individual nominee, line out the nominee’s name.

CITIZENS BANCORP
P.O. Box 30, Corvallis, Oregon 97339-0030

Proxy Solicited on behalf of the Board of Directors	April 18, 2006 Annual Meeting of Shareholders
Please sign EXACTLY as your name appears below. If shares are held by two or more persons, each must sign. Please supply your title if you are signing as an attorney, executor, trustee, guardian, corporate officer, or in some other representative capacity.

Signature

Signature

Date:	, 2006

Please complete, date, sign, and promptly return this proxy in the enclosed envelope. Thank you.